Exhibit 10.18

MONDELĒZ GLOBAL LLC EXECUTIVE DEFERRED COMPENSATION

PLAN

ADOPTION AGREEMENT

Effective October 1, 2012

MONDELĒZ GLOBAL LLC EXECUTIVE DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

Effective October 1, 2012

ADOPTION OF PLAN — [Select one]

☒	Adoption - The undersigned Mondelēz Global LLC (the “Employer”) hereby adopts as a Nonqualified Deferred Compensation Plan for the individuals identified in Item 5 herein the form of Plan known as the Nonqualified Supplemental Deferred Compensation Plan.

NAME OF PLAN

The name of this Plan as adopted by the Employer is the Mondelēz Global LLC Executive Deferred Compensation Plan (the “Plan”).

INDIVIDUALIZED PLAN INFORMATION

With respect to the variable features contained in the Plan, the Employer hereby makes the following selections granted under the provisions of the Plan:

1.	Adopting Entity. The Employer adopts the Plan as:

List type of business entity (corporation, partnership, controlled group of corporations, etc.) Corporation

List each Employer adopting the Plan and Employer Identification Number (EIN):

Name of Employer:	Mondelēz Global LLC	EIN:	38-3869170
Name of Employer:		EIN:
Name of Employer:		EIN:
Name of Employer:		EIN:
Name of Employer:		EIN:
(attach additional lists as necessary)

The adopting Employers and the Employer are referred to herein collectively as the “Employer.”

Select state of controlling law (see Section 10.7 of Plan Document):

☐	State of incorporation;

☒	State of domicile Illinois

2.	Effective Date. The “Effective Date” of the adoption of this Plan, this Plan amendment or this Plan restatement is October 1, 2012 .

3.	Plan Year. The “Plan year” of the Plan shall be [select one]:

☒	the calendar year.

☐	the fiscal year or other 12- month period ending on the last day of [specify month].

☐	a short Plan year beginning on and ending on ; and thereafter the Plan year shall be as indicated in (a) or (b) above.

4.	Plan Administrator. The individuals serving as “Administrator” of the Plan are the Executive Vice President, Global Human Resources Management and the Senior Vice President, Compensation, Benefits and HR Processes and Systems or the successor positions to these roles in the event that these roles are subsequently changed or renamed;

[fill in the name(s) of the individual(s) or job title(s) or entity (such as a committee) that is (are) responsible for administration of the Plan], and such other person(s) or entity as the Employer shall appoint from time to time. Each Administrator is authorized to independently take any action required or permitted to be taken by an Administrator under the Plan.

5.	Eligible Individuals. The following shall be eligible to participate in the Plan: [select all that apply – do not list individual names]:

☒	A select group of management or highly-compensated Employees as designated by the Employer in the Summary Plan Description;

☐	Employee Board Members;

☐	Non-Employee Board Members;

☐	Other Service Providers (i.e., independent contractors, consultants, etc.)

☐	Employees or other Service Providers above the following Compensation threshold: [enter dollar amount] $ ;

☐	Employees with the following job titles: [enter job title(s); for example, “Vice President and above”]

☐	Other: [enter description]

6.	Eligibility Timing. Eligibility timing selected below shall apply uniformly to all Participant Deferrals (including Performance-Based Bonus Deferrals), as well as Employer Matching Contributions and Other Employer Contributions, unless otherwise indicated. If the Employer wishes to provide for separate eligibility rules for different types of Compensation (for example, Salary vs. Bonus), or for types of Contributions (for example, Employer Matching Contributions vs. Participant Deferrals), mark “Other” below and attach exhibits as necessary [select one]:

☐	Eligible immediately upon properly completed designation by the Plan administrator or Employer;

☒	Eligible after the following period of employment, Board service, etc. [enter number of days, months or years, for example, 90 days] 30 days ;

☐	Other

7.	Types and Amounts of Participant Deferrals [select all that apply and enter minimum and maximum percentages in increments of one percent (for example, Salary minimum 0% maximum 100%). Note that no Deferral election can reduce a Participant’s Compensation below the amount necessary to satisfy required withholding for FICA/Medicare/income taxes, required Participant Contributions into another Employer-sponsored benefit plan such as medical insurance, 401(k) loan repayments, etc.]:

☒	Salary [select one]:

☒	percentage [minimum 0% and maximum 50%, in 10% increments only]

or

☐	fixed dollar amount [enter minimum $ ].

☒	Non-Performance-Based Bonus [select one]:

☒	percentage [minimum 0% and maximum 100%, in 25% increments only]

or

☐	fixed dollar amount [enter minimum $ ].

☒	Annual Performance-Based Bonus: performance period from 1/1 to 12/31.

☒	percentage [minimum 0% and maximum 100%, in 25% increments only]

or

☐	fixed dollar amount [enter minimum $ ].

percentage [minimum 0% and maximumr Or

☐	fixed dollar amount [enter minimum $ ].

☒	Commissions [select one]:

☒	percentage [minimum 0% and, maximum 50%, in 10% increments only]

or

☐	fixed dollar amount [enter minimum $ ].

☐	Board of Directors Fees/Retainer (note – should not include expense reimbursements):

☐	percentage [enter minimum % and, maximum %]

or

☐	fixed dollar amount [enter minimum $ ].

☐	Other Service Provider Fees or other earned income from the Employer:

☐	percentage [enter minimum % and, maximum %]

or

☐	fixed dollar amount [enter minimum $ ].

☐	401(k) Refund (amount deferred from Participant’s regular Compensation equal in value to any refund paid to Participant in that year resulting from excess deferrals in Employer’s 401(k) plan – see Subsection 2.9 of Plan document for definition.)

☐	Other [enter description]:

8.	Definition of Compensation for Purposes of Making Plan Contributions [select one]:

☐	Same definition of Compensation as in Employer’s 401(k) or other applicable qualified retirement plan, earned while the Participant is an Eligible Individual, as determined by the Employer.

☒	Participant’s total wages, salary, commissions, overtime, bonus, etc. for a given year which the Employer is required to report on Form W-2 or other appropriate form, (or, in the case of Other Service Providers, the Participant’s total remuneration from the Employer for a given year pursuant to the agreement to provide services to the Employer), earned while the Participant is an Eligible Individual as determined by the Employer.

☐	Other [enter description]:

9.	Expiration of Participant’s Deferral Elections [select all that apply]:

☒	Renewed Each Year: Participant’s Deferral Elections must be renewed each year during the open enrollment period ending no later than December 31 prior to the effective Plan year (or, in the case of Performance-Based Bonuses, no less than 6 months prior to the end of the applicable performance period). For the 2012 year, Deferral Elections made by Eligible Individuals who were participants under the Kraft Executive Deferral Plan immediately prior to the Effective Date remain in effect under this Plan as of the Effective Date.

☒	For all types of Compensation Deferrals.

☐	For Salary Deferrals only — other types of Deferrals are “evergreen”.

☐	For Performance-Based Bonus only — other types of Deferrals are “evergreen”.

☐	Other: [specify]

☐	Evergreen: Participant’s Deferral Elections will be “evergreen” (i.e., will continue indefinitely until the Participant’s Termination Date unless changed by the Participant – so each year the Participant will be deemed to have the same election in place as the prior year unless actively changed by the Participant during the open enrollment period ending no later than December 31 prior to the effective Plan year or, in the case of Performance-Based Bonuses, no less than 6 months prior to the end of the applicable performance period).

☐	For all types of Compensation Deferrals.

☐	For Salary Deferrals only — other types of Deferrals are renewed each year.

☐	For Performance-Based Bonus only — other types of Deferrals are renewed each year.

☐	Other: [specify]

10.	Employer Contributions [select all that apply]:.

☒	(a)	No Employer Contributions.

☐	(b)	Matching Contributions on all Participant Compensation Deferrals [also complete Items 11 through 14 ].

☐	(c)	Matching Contributions on certain types of Compensation Deferrals (for example, Matching Contributions on Participant Performance-Based Bonus Deferrals, etc.) [attach explanation describing which types of deferrals will be matched and also complete Items 11 through 14]

☐	(d)	Employer Contributions other than Matching Contributions [complete Item 15] (amount or formula for determining and allocating such con-tributions should be documented in writing when determined, and such writings will form part of the Plan).

11.	Amount of Matching Contribution on Participant Compensation Deferrals. If the Employer has specified in Item 10(b) or (c) that it will make Matching Contributions on behalf of Participants based on their Compensation Deferrals, such Matching Contributions will be in an amount determined as follows for the applicable period selected in Item 13 below: [Select (a), (b), (c), (d) or (e) below – if Employer has indicated in 10(c) above that Matching Contributions will be made on certain types of Participant Compensation Deferrals and if Employer wishes for different Matching formulas to be used for different types of Participant Compensation Deferrals, Employer should attach additional copies of this Item 11 completed for each type of Participant Compensation Deferral that is matched. ]

☐	(a)	% of the Compensation Deferrals made by each Participant during the applicable period.

☐	(b)	At a percentage determined from time to time in the discretion of the Employer of each Participant’s Compensation Deferrals for the applicable period (percentage should be documented in writing when determined, and such writings will form part of the plan).

[Optional: If 11(a) or (b) above is selected, the Employer may also specify here that it will not match Compensation Deferrals in excess of $             or             % of each Participant’s Compensation during the applicable period —specify either a dollar amount or a whole percentage. If no limit is entered here, the assumption is that 100% of the Participant’s Compensation Deferrals will be matched at the applicable percentage.]

☐	(c)	% of the portion of each Participant’s Compensation Deferral Contributions during the applicable period which does not exceed % of the Participant’s Compensation for such period; plus % of the portion, if any, of each Participant’s Compensation Deferral Contributions during the applicable period which exceeds % but does not exceed % of the Participant’s Compensation for such period.

[Note: Example for 11(c) above – select this option if Employer wants to match different percentages and different levels of deferral – for example, 100% of the first 3% of compensation deferred, and 50% of the next 2%]

☐	(d)	% of the Compensation of each Participant who made Compensation Deferral Contributions during the applicable period of at least % of Compensation.

☐	(e)	Other: [describe]

12.	Applicable Period for Matching Contributions. Employer Matching Contributions elected under Item 10(b) or (c) shall be allocated and credited to eligible Participants’ Accounts as soon as administratively feasible after the end of each “Applicable Period” after the amounts have been determined by the Employer. For purposes of determining a Participant’s share of Matching Contributions under Item 10, the Applicable Period shall be [Select one]:

☐	the Plan Year.

☐	the payroll period.

☐	other (specify calendar month, Plan year quarter, etc.) .

13.	Employees Eligible to Receive Employer Matching Contributions. Matching Contributions made for each Plan Year (if applicable) shall be allocated and credited to the Accounts of the following Participants: [Select one if applicable]

☐	Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) during that Plan Year, or, in the case of Other Service Providers, who provided services to the Employer during that Plan Year.

☐	Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) on the last day of the Plan Year, or, in the case of Other Service Providers, who provided services to the Employer on the last day of the Plan Year.

☐	Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) on the last day of the Plan Year or who retired, died or were Disabled during the Plan Year, or, in the case of Other Service Providers, who provided services to the Employer on the last day of the Plan Year or who died or were Disabled during the Plan Year. [If this option is selected, complete Item 30 — definition of “Disability”.]

14.	Vesting Schedule of Employer Matching Contributions. If Matching Contributions are made to the Plan, select the rate at which such Contributions will vest [select one]:

☐	Immediate 100% vesting for all Participants.

☐	“Cliff” vesting (0% up to cliff; 100% after cliff) [select one]:

☐	1 year cliff (less than 1 year 0%; 1 or more years 100%)

☐	2 year cliff (less than 2 years 0%; 2 or more years 100%)

☐	Other cliff (enter number of years: less than years 0%; or more years 100%)

☐	“Graded” vesting [enter vesting percentages]:

1 year %	6 years %	11 years %
2 years %	7 years %	12 years %
3 years %	8 years %	13 years %
4 years %	9 years %	14 years %
5 years %	10 years %	15 years %

☐	Other vesting schedule: [describe schedule – subject to approval]

15.	Vesting Schedule of Employer Contributions (Other Than Matching Contributions). If Employer Contributions (other than Matching Contributions) are made to the Plan, select the rate at which such Contributions will vest [select one]:

☐	Immediate 100% vesting for all Participants.

☐	“Cliff” vesting (0% up to cliff; 100% after cliff) [select one]:

☐	1 year cliff (less than 1 year 0%; 1 or more years 100%)

☐	2 year cliff (less than 2 years 0%; 2 or more years 100%)

☐	Other cliff (enter number of years: less than years 0%; or more years 100%)

☐	“Graded” vesting [enter vesting percentages]:

1 year %	6 years %	11 years %
2 years %	7 years %	12 years %
3 years %	8 years %	13 years %
4 years %	9 years %	14 years %
5 years %	10 years %	15 years %

☐	Other vesting schedule: [describe schedule – subject to approval]

16.	Vesting Years. A “Vesting Year” described above for purposes of determining vesting under the Plan shall be computed in accordance with: [select one – if this is an amendment or restatement of a prior plan, definition from prior plan will override this definition.]

☒	. Vesting Service for Plan purposes is based on the highest level of vesting service for the individual under a qualified plan maintained by the Company.

☐	Years of participation in the Plan (12-consecutive-month period between date Participant enters Plan and anniversary of such date) (if this is an amendment or restatement of a prior Plan, years of participation in prior plan will be included) (additional fees will apply if this item is selected).

☐	Plan Years since each Plan Year’s total Contributions were made (“rolling vesting”) (additional fees will apply if this item is selected). [If this option is selected, select either (a) or (b) below:]

☐	(a)	Vesting will be credited/updated on the last day of the Plan year.

☐	(b)	Vesting will be credited/updated on the anniversary of the date the Contribution is credited.

17.	Full Vesting Upon Occurrence of Specific Event. [select all that apply]

☐	100% vesting upon Normal Retirement [describe criteria such as age (can be partial year), years of service with the Employer (must be whole years of service), or years of participation in the Plan (must be whole years of participation)]

☐	100% vesting upon Early Retirement [describe criteria such as age (must be whole years), years of service with the Employer (must be whole years of service), or years of participation in the Plan (must be whole years of participation)]

☐	100% vesting upon Death.

☐	100% vesting upon Disability [complete Item 30 – definition of “Disability”].

☐	100% vesting upon Change in Control of the Employer [complete Items 28 and 29 – definition of “Change in Control”]

☐	100% vesting upon occurrence of other event: [describe event]

18.	Service Before Plan’s Establishment Excluded. Years of service earned prior to establishment of the Plan shall be disregarded for purposes of determining vesting under the Plan:

☐	Yes (this may be elected only if this is the establishment of a new Plan).

☒	No.

19.	Forfeitures for Misconduct or Violation of Non-Compete. Participants terminating employment prior to becoming 100% vested will forfeit the forfeitable percentage of their Accounts as indicated in accordance with the vesting schedule selected in Items 14 and/or 15. Participants may also forfeit 100% of their Matching and Employer Contribution Accounts (if applicable) under the following circumstances: [select any that apply]:

☐	Misconduct (termination for Cause). [if selected, the definition of Misconduct or Cause should be documented in writing, and such writings will form part of the Plan]

☐	Engaging in competition with the Employer. [if selected, the definition of engaging in competition should be documented in writing, and such writing will form part of the Plan]

20.	Employer Stock as Deemed Investment Option. If Employer stock will be a deemed investment option, indicate below how shares are to be tracked: [select one]

☐	Partial and whole shares.

☒	Unitized fund.

21.	In-Service Distributions. If the Employer elects below, the Plan will allow distributions of Participant Deferral Contributions to be made to Participants while they are still employed (“In-Service Distributions”), if they elect a fixed distribution date during the regular election period. [Select one – note that In-Service Distributions of Employer Contributions is not permitted]

☐	No, In-Service Distributions will not be permitted.

☒	Yes, In-Service Distributions will be permitted. [select one ].

☒	For All Participant Deferral Contributions

☐	For Participant Compensation Deferral Contributions (other than Performance-Based Bonus) only.

☐	For Participant Performance-Based Bonus Deferral Contributions.

Please indicate the number of years a Participant must defer payment(s) until In-Service Distribution(s) may begin:

☒	2 Years after the Calendar Year for which the deferral is effective

☐	Years after the Calendar Year for which the deferral is effective

Please indicate if separate In-Service Distribution Dates are allowed for each Type of Participant Deferral selected in Item 7:

☐	No (single distribution date allowed per Plan Year)

☒	Yes (requires additional tracked sources per Plan Year)

[Note – if “Yes” is elected above and the Plan will allow In-Service Distributions, please indicate if Participant will be permitted to make a “pushback” subsequent election to defer the original distribution date at least five years in accordance with Plan provisions (see subsection 9.1 of Plan document – note that election must be made 12 months prior to original distribution date and election will not take effect for 12 months)    ☒  Yes    ☐  No ]

22.	Unforeseeable Emergency Distributions Dates. If the Employer elects below, the Plan will allow distributions to be made to Participants while they are still employed if they meet the criteria for an unforeseeable emergency financial hardship (“Unforeseeable Emergency Distributions”). Both Participant Deferral Contributions and Vested Employer Contributions can be distributed in the event of an eligible Unforeseeable Emergency Distribution event. [Select one]

☐	No, Unforeseeable Emergency Distributions will not be permitted.

☒	Yes, Unforeseeable Emergency Distributions will be permitted. [select one below].

☐	For active Participants only.

☒	For active Participants, terminated Participants and Beneficiaries.

23.	Form of Distributions (at Termination of Employment or Death). Distributions will be made to Participants upon Termination of Employment with the Employer or Death of the Participant as follows [select one]

☐	Lump sum only.

☒	Lump sum unless installments elected, but can only receive installments from Accounts other than the Employer Contributions Account if Participant meets the following criteria:

☒ Termination or Death at or after age 53 with at least 5 Vesting Years of Service.

☐ Early Retirement [describe criteria such as age (must be whole years), years of service with the Employer (must be whole years of service), or years of participation in the Plan (must be whole years of participation)]

☐ Termination (other than for Misconduct, Cause or Violation of Non-Compete)

☐	Lump sum unless installments elected, and Participant may receive installments regardless of reason for Termination of Employment.

[Note – if Installments are elected above, please indicate if Participant will be permitted to make a subsequent election to change the number of installments in accordance with Plan provisions (see subsection 9.2 of Plan document)     ☒  Yes    ☐  No ]

24.	Distribution Upon Disability. If the Employer selects below, the Plan will allow distributions to be made to Participants upon Disability but while they are still employed if they meet the criteria for Disability in Item 30 below. The form of distribution will be the same as for Termination of Employment.

☐	No, distribution upon Disability will not be permitted.

☒	Yes, distributions upon Disability will be permitted. [complete Item 30 – definition of “Disability”].

25.	Expiration of Participant’s Distribution Elections [select one]:

☒	Renewed Each Year: Participant’s Distribution Election must be selected each year during the open enrollment period for the following year’s contributions – if no new election is made, that year’s contributions default to payment in the form of a lump sum.

☐	Evergreen: Participant’s Distribution Election will be “evergreen” (i.e., will continue indefinitely for each year’s contributions until the Participant’s Termination Date unless changed by the Participant – so each year the Participant will be deemed to have the same distribution election in place as the prior year unless actively changed by the Participant at open enrollment, and the change will only be applicable to future contributions)

26.	Distributions Upon Change in Control: If Employer elects below, distributions will be made to Participants upon Change in Control of the Employer (without a termination of employment of the Participant), as follows [select one, and complete Items 28 and 29 below (definition of “Change in Control”) ]

☐ X	No, Distributions upon Change in Control will not be permitted.

☐	Yes, Distributions upon Change in Control will be permitted, in a lump sum only.

☐	Yes, Distributions upon Change in Control will be permitted, in a lump sum or in installments as elected by the Participant [complete Item 23].

27.	Length of Installments (if Installment Distributions permitted in Item 23 and/or Item 26 above) [indicate length below]:

Annual installments over no fewer than 2 [enter minimum number of years – must be at least 2] and no more than 10 years at Participant’s election [enter maximum number of years].

28.	“Change in Control” – Dates of Distribution. Distributions upon a Change in Control shall occur upon [select all that apply – see Subsection 9.9 of the Plan document for more details]: ]

☒	The consummation of a merger or consolidation of Mondelēz International, Inc. and another company, and Mondelēz International, Inc. is not the surviving company; or, if after such transaction, the other entity owns, directly or indirectly, 50% or more of the outstanding voting securities of Mondelēz International, Inc.; excluding, however, a transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of Mondelēz International, Inc. immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns Mondelēz International, Inc. either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of Mondelēz International, Inc.

☒	The consummation of a plan of complete liquidation of Mondelēz International, Inc. or the sale or disposition of all or substantially all of the Mondelēz International, Inc. assets, other than a sale or disposition pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Mondelēz International, Inc. immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity purchasing or acquiring Mondelēz International, Inc. assets in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of Mondelēz International, Inc.

☒	The date that a person or group acquires ownership of 20% or more of the outstanding voting securities of Mondelēz International, Inc. excluding, however, the following: (a) any acquisitions by Mondelēz International, Inc. or any of it affiliates; (b) any acquisition by an employee benefit plan or related trust sponsored or maintained by Mondelēz International, Inc. or its affiliates; (c) any acquisition or merger described in this item 28.

☒	During any consecutive 24 month period, persons who constitute the board of directors at Mondelēz International, Inc. at the beginning of such period cease to constitute at least 50% of the board of directors at Mondelēz International, Inc.; provided that each new member of the board who is approved by a majority of directors who began such 24 month period shall be deemed to have seen a member of the Board at the beginning of such 24 month period.

29.	Definition of “Disability.” A Participant shall be considered “Disabled” if [select one]:

☐	by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, the Participant is receiving income replacement benefits for at least 3 months under accident and health plans of the Employer;

☐	the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

☐	the Participant is deemed to be totally disabled by the Social Security Administration;

☒	the Participant is determined to be disabled in accordance with a disability insurance program, provided that the definition of disability under such disability insurance program complies with the requirements of one of the three preceding definitions above.

30.	Distributions to “Key Employees” — Investment. In order to comply with Internal Revenue Code Section 409A, distributions to “key employees” (see subsection 9.3 of the Plan Document for definition) of publicly traded companies made due to employment termination cannot be made within 6 months of the employment termination date. If distribution to a key employee must be delayed to comply with this 6-month rule, indicate below how Account balances of such a Participant will be invested during the period of delay [select one]:

☐	Valued as of most recent Valuation Date and held at the Employer without allocation of additional gains or losses after such Valuation Date until payment can be made.

☒	Remain invested as if termination date had not occurred, then valued as of most recent Valuation Date and distributed.

31.	QDRO Distributions. The Employer may elect whether distributions from a Participant’s Account shall be permitted upon receipt by the Plan Administrator of a Qualified Domestic Relations Order relating to a marital dissolution or separation that provides for payment of all or a portion of a Participant’s Accounts to an alternate payee (spouse, former spouse, children, etc.). [Indicate below whether QDRO distributions will be permitted]:

x☐	No, QDRO Distributions will not be permitted.

32.	Additional Survivor Death Benefit from Life Insurance. In the event that life insurance is utilized as a funding vehicle for the Plan, the Employer may wish to provide additional Survivor Benefit from the following options: [select one]

☒	No additional Survivor Benefit offered, but rather Participant’s vested Account balance.

☐	Face value of life insurance policy of Participant, if any.

☐	Greater of (a) face value of life insurance policy of Participant, if any, or (b) Participant’s vested Account balance.

☐	Other: [enter amount or formula]

33.	Payment of Plan Expenses. Plan expenses may be paid as follows: [select one]

☒	Directly by the Employer.

☐	Deducted from the Participant accounts and Plan’s trust or other custodial account (mutual fund plans only, if applicable).

34.	“De Minimis” Small Amount Cashouts. If selected by the Employer, Participant account balances that do not exceed a certain threshold amount will be automatically cashed out upon the Participant‘s Termination of Employment or Death, as provided below [select one]

☒	Yes, amounts that do not exceed the Internal Revenue Code 402(g) limit for a given year will automatically be cashed out .

☐	No, no “de minimis” small amounts will be cashed out.

By signing this Adoption Agreement, the Employer certifies that it has consulted with legal counsel regarding the effects of the Plan, as applicable, on all parties. The Employer further certifies that it has and will limit participation in the Plan to a select group of management or highly compensated Employees, Board Members or Other Service Providers, as determined by the Employer in consultation with legal counsel. The Employer further certifies that it is the Employer’s sole responsibility to ensure that each Participant with the right to direct deemed investments under the Plan that are based on securities issued by the Employer or a member of its controlled group (as defined in Code Section 414(b) and (c)) will receive a prospectus for any such deemed investment option based on such Employer securities.

The Employer is solely responsible for its compliance with applicable laws, including Federal and state securities and other applicable laws.

Only those elections that are completed shall be considered as provisions applicable to and forming a part of the Plan.

This Adoption Agreement may only be used in conjunction with the Plan document. All selections in the Adoption Agreement providing for customized or “other” plan provisions are subject to review for administrative feasibility, and may be subject to additional fees.

Terms used in this Adoption Agreement which are defined in the Plan document shall have the meaning given them therein.

The Employer hereby acknowledges that it is adopting this Nonqualified Supplemental Deferred Compensation Plan. Federal legislation or other changes in the law relating to nonqualified deferred compensation or other employee benefit plans may require that the Plan be amended.

*         *         *

The undersigned duly authorized owner, or officer of the Employer hereby executes the Plan on behalf of the Employer.

Dated this 19th day of September, 2012.

Mondelēz Global LLC Employer

By

Its